SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2004

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA		19090
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 784-6000

ITEM 5. OTHER EVENTS

     On January 6, 2004, Kulicke and Soffa Industries, Inc. (the “Company”) announced that it has completed the redemption of its 43/4% Convertible Subordinated Notes due 2006 in their entirety. The redemption price was equal to 102.036% of the principal amount plus interest accrued through the date of redemption. A copy of the press release is filed as Exhibit 99.1 and incorporated in this report by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 6, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.
Date: January 6, 2004	By:	/s/ Maurice E. Carson

Maurice E. Carson,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 6, 2004